UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 22, 2015

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2015, the Executive Compensation Committee (the “Committee”) of the Board of Directors of USA Truck, Inc. (the “Company”) approved awards of performance-vested restricted stock (“Performance Stock”) and time-vested restricted stock ("Time-Vested Stock") to named executive officers of the Company under the USA Truck, Inc. 2014 Omnibus Incentive Plan (the “Plan”). Performance Stock vests over a multi-year period based on the achievement by the Company of consolidated operating income, consolidated operating ratio, and consolidated return on invested capital performance objectives established by the Committee. Time-Vested Stock vests in equal increments over four years beginning on the first anniversary of the grant date. Vesting of all shares is conditioned on the recipient's continued employment and certain other customary acceleration and forfeiture provisions. The named executive officers and award amounts under the Plan are set forth below:

Named Executive Officer	Shares of Performance Stock	Shares of Time-Vested Stock
John Simone	6,350	11,011
Michael Borrows	1,700	1,700
Michael Weindel	1,500	3,678

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	January 28, 2015	/s/ John M. Simone
John M. Simone
President and Chief Executive Officer

Date:	January 28, 2015	/s/ Michael K. Borrows
Michael Borrows
Executive Vice President and Chief Financial Officer